Exhibit 99.1

INSTALLED BUILDING PRODUCTS REPORTS RESULTS

FOR FIRST QUARTER 2019

Columbus, Ohio, May 2, 2019 Installed Building Products, Inc. (the “Company” or “IBP”) (NYSE:IBP), an industry-leading installer of insulation and complementary building products, today announced results for the first quarter ended March 31, 2019.

First Quarter 2019 Highlights (year-over-year)

•	Net revenue increased 13.4% to $342.1 million

•	Net income increased 38.2% to $8.8 million

•	Adjusted EBITDA* increased 13.5% to $35.7 million

•	Net cash provided by operating activities increased 161.1% to $15.9 million

•	Net income per diluted share increased 50.0% to $0.30

•	Adjusted net income per diluted share* increased 13.3% to $0.51

•	In March 2019, acquired 1st State Insulation, LLC, an insulation installer in Delaware with annual revenues of approximately $8.8 million

•	In March 2019, launched the Installed Building Products Foundation a foundation led by IBP employees for IBP employees, their families, and their communities.

“Demand remains strong throughout our geographies and end markets, as revenues increased 13.4% to $342.1 million,” stated Jeff Edwards, Chairman and Chief Executive Officer. “First quarter profitability was consistent with the normal seasonal trends within the industry. While builder orders and starts weakened in the fourth quarter of 2018, industry backlogs actually increased. Some of our installation services completed during the first quarter was related to this backlog without the benefit of recent selling price increases. We continue to make progress on improving pricing throughout our markets and we expect to see the contribution of these pricing trends as well as overall profitability improvement in the second half of 2019.”

“Overall I am pleased with the strong start to the year and encouraged by current demand trends within the housing industry. In addition, we remain focused on our acquisition strategy, prioritizing geographic expansion. We have a strong pipeline of acquisition candidates, which includes insulation installers that expand our footprint and complementary building product companies that diversify our end markets. As a result of the strong start to the year, favorable industry trends, and the benefits of our acquisition strategy, we believe we are positioned for a strong year of sales growth and expanded profitability in 2019,” concluded Mr. Edwards.

First Quarter 2019 Results Overview

For the first quarter of 2019, net revenue was $342.1 million, an increase of 13.4% from $301.7 million in the first quarter of 2018. On a same branch basis, net revenue improved 7.4% from the prior year quarter, with more than half of the increase attributable to price gains and more favorable customer and product mix, and the remainder attributable to the growth in the number of completed jobs. Residential same branch sales growth was 7.0%, with same branch single-family sales growth of 6.5% during the first quarter, compared to an increase in U.S. single-family housing completions of 4.2%. Our large commercial construction end-market had growth of 6.6%.

Gross profit improved 11.8% to $89.4 million from nearly $80.0 million in the prior year quarter. Adjusted gross profit* as a percent of total revenue was 26.2% which adjusts for the Company’s share-based compensation expense and branch start-up costs, compared to 27.0% for the same period last year. The decline in gross profit margin was predominately attributable to the completion of installation jobs from the elevated 2018 backlog without the full benefit of recent selling price increases.

Selling and administrative expense, as a percentage of net revenue, was 19.2% compared to 19.9% in the prior year quarter. Adjusted selling and administrative expense*, as a percentage of net revenue, improved 80 basis points to 18.4% from 19.2%. Higher net revenue in the 2019 first quarter more than offset the higher costs needed to support our growth.

Net income was $8.8 million, or $0.30 per diluted share, compared to $6.4 million, or $0.20 per diluted share in the prior year quarter. Adjusted net income was $15.3 million, or $0.51 per diluted share, compared to $14.4 million, or $0.45 per diluted share in the prior year quarter. Adjusted net income* adjusts for the impact of non-core items in both periods and includes an addback for non-cash amortization expense related to acquisitions.

Adjusted EBITDA* was $35.7 million, a 13.5% increase from $31.4 million in the prior year quarter, largely due to higher sales and improved selling and administrative leverage.

Conference Call and Webcast

The Company will host a conference call and webcast on May 2, 2019 at 10:00 a.m. Eastern Time to discuss these results. To participate in the call, please dial 877-407-0792 (domestic) or 201-689-8263 (international). The live webcast will be available at www.installedbuildingproducts.com in the investor relations section. A replay of the conference call will be available through June 2, 2019, by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 13690134.

About Installed Building Products

Installed Building Products, Inc. is one of the nation’s largest new residential insulation installers and is a diversified installer of complementary building products, including waterproofing, fire-stopping, fireproofing, garage doors, rain gutters, window blinds, shower doors, closet shelving and mirrors and other products for residential and commercial builders located in the continental United States. The Company manages all aspects of the installation process for its customers, from direct purchase and receipt of materials from national manufacturers to its timely supply of materials to job sites and quality installation. The Company offers its portfolio of services for new and existing single-family and multi-family residential and commercial building projects from its national network of over 175 branch locations.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including with respect to the housing market, our financial and business model, our efforts to navigate the material pricing environment, our ability to increase selling prices, the demand for our services and product offerings, expansion of our national footprint and end markets, diversification of our products, our ability to capitalize on the new home and commercial construction recovery, our ability to grow and strengthen our market position, our ability to pursue and integrate value-enhancing acquisitions, our ability to improve sales and profitability, and expectations for demand for our services and our earnings in 2019. Forward-looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intends,” “plan,” and “will” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Any forward-looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those expressed in or suggested by such forward-looking statements as a result of various factors, including, without limitation, general economic and industry conditions, the material price environment, the timing of increases in our selling prices, and the factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. Any forward-looking statement made by the Company in this press release speaks only as of the date hereof. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.

*Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release contains the non-GAAP financial measures of Adjusted EBITDA, Adjusted EBITDA margin (i.e., Adjusted EBITDA divided by net revenue), Adjusted Net Income, Adjusted Net Income per diluted share, Adjusted Gross Profit and Adjusted Selling and Administrative expense. The reasons for the use of these measures, reconciliations of Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share, Adjusted Gross Profit, and Adjusted Selling and Administrative expense to the most directly comparable GAAP measures and other information relating to these measures are included below following the unaudited condensed consolidated financial statements. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for IBP’s financial results prepared in accordance with GAAP.

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INSTALLED BUILDING PRODUCTS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(unaudited, in thousands, except share and per share amounts)

	Three months ended March 31,
	2019	2018
Net revenue	$342,135	$301,728

Cost of sales	252,697	221,752

Gross profit	89,438	79,976

Operating expenses

Selling	17,130	15,846

Administrative	48,431	44,203

Amortization	5,888	7,128

Operating income	17,989	12,799

Other expense

Interest expense, net	5,676	4,040

Other	125	122

Income before income taxes	12,188	8,637

Income tax provision	3,354	2,243

Net income	$8,834	$6,394

Other comprehensive (loss) income, net of tax: Unrealized (loss) gain on cash flow hedge, net of tax benefit (provision) of $921 and $(386) for the three months ended March 31, 2019 and 2018, respectively	(2,749)	1,160

Comprehensive income	$6,085	$7,554

Basic and diluted net income per share	$0.30	$0.20

Weighted average shares outstanding:

Basic	29,679,884	31,548,745

Diluted	29,806,653	31,772,581

INSTALLED BUILDING PRODUCTS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands, except share and per share amounts)

	March 31,	December 31,
	2019	2018
ASSETS
Current assets
Cash and cash equivalents	$88,146	$90,442
Investments	10,026	10,060
Accounts receivable (less allowance for doubtful accounts of $5,442 and $5,085 at March 31, 2019 and December 31, 2018, respectively	216,997	214,121
Inventories	60,654	61,162
Other current assets	32,473	35,760

Total current assets	408,296	411,545
Property and equipment, net	91,391	90,117
Operating lease right-of-use assets	45,280	-
Goodwill	174,959	173,049
Intangibles, net	147,409	149,790
Other non-current assets	10,374	10,157

Total assets	$877,709	$834,658

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current maturities of long-term debt	$23,925	$22,642
Current maturities of operating lease obligations	14,241	-
Current maturities of finance lease obligations	4,328	4,806
Accounts payable	88,872	96,949
Accrued compensation	22,371	27,923
Other current liabilities	28,680	29,366

Total current liabilities	182,417	181,686
Long-term debt	430,460	432,182
Operating lease obligations	30,682	-
Finance lease obligations	3,974	3,824
Deferred income taxes	5,774	6,695
Other long-term liabilities	33,801	27,773

Total liabilities	687,108	652,160
Commitments and contingencies
Stockholders’ equity

Preferred Stock; $0.01 par value: 5,000,000 authorized and 0 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	-	-
Common stock; $0.01 par value: 100,000,000 authorized, 32,780,967 and 32,723,972 issued and 29,971,963 and 29,915,611 shares outstanding at March 31, 2019 and December 31, 2018, respectively	328	327
Additional paid in capital	183,836	181,815
Retained earnings	114,046	105,212
Treasury stock; at cost: 2,809,004 and 2,808,361 shares at March 31, 2019 and December 31, 2018, respectively	(104,429)	(104,425)
Accumulated other comprehensive loss	(3,180)	(431)

Total stockholders’ equity	190,601	182,498

Total liabilities and stockholders’ equity	$877,709	$834,658

INSTALLED BUILDING PRODUCTS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Three months ended March 31,
	2019	2018

Net income	$8,834	$6,394

Adjustments to reconcile net income to net cash provided by operating activities

Depreciation and amortization of property and equipment	9,111	7,978

Amortization of operating lease right-of-use assets	3,798	-

Amortization of intangibles	5,888	7,128

Amortization of deferred financing costs and debt discount	282	302

Provision for doubtful accounts	828	896

Gain on sale of property and equipment	(19)	(185)

Noncash stock compensation	2,022	2,240

Changes in assets and liabilities, excluding effects of acquisitions

Accounts receivable	(3,704)	(7,058)

Inventories	799	(2,420)

Other assets	(1,048)	(4,139)

Accounts payable	(7,807)	(57)

Income taxes receivable / payable	2,746	1,303

Other liabilities	(5,841)	(6,297)

Net cash provided by operating activities	15,889	6,085

Cash flows from investing activities

Purchases of investments	(7,482)	(17,782)

Maturities of short term investments	7,530	19,000

Purchases of property and equipment	(8,658)	(10,237)

Acquisitions of businesses	(5,125)	(11,505)

Proceeds from sale of property and equipment	196	283

Other	(420)	(1,050)

Net cash used in investing activities	(13,959)	(21,291)

Cash flows from financing activities

Payments on term loan	(1,000)	(750)

Proceeds from vehicle and equipment notes payable	4,908	4,510

Debt issuance costs	-	(1)

Principal payments on long-term debt	(3,946)	(3,092)

Principal payments on finance lease obligations	(1,366)	(1,629)

Acquisition-related obligations	(2,818)	(1,740)

Repurchase of common stock	-	(24,640)

Surrender of common stock awards by employees	(4)	(56)

Net cash used in financing activities	(4,226)	(27,398)

Net change in cash and cash equivalents	(2,296)	(42,604)

Cash and cash equivalents at beginning of period	90,442	62,510

Cash and cash equivalents at end of period	$88,146	$19,906

Supplemental disclosures of cash flow information

Net cash paid during the period for:

Interest	$5,816	$3,914

Income taxes, net of refunds	737	899

Supplemental disclosure of noncash activities

Right-of-use assets obtained in exchange for operating lease obligations	3,851	-

Property and equipment obtained in exchange for finance lease obligations	1,108	312

Seller obligations in connection with acquisition of businesses	1,380	3,093

Unpaid purchases of property and equipment included in accounts payable	1,503	1,485

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Gross Profit and Adjusted Selling and Administrative Expense measure performance by adjusting EBITDA, GAAP net income, gross profit and selling and administrative expense, respectively, for certain income or expense items that are not considered part of our core operations. We believe that the presentation of these measures provides useful information to investors regarding our results of operations because it assists both investors and us in analyzing and benchmarking the performance and value of our business.

We believe the Adjusted EBITDA measure is useful to investors and us as a measure of comparative operating performance from period to period as it measures our changes in pricing decisions, cost controls and other factors that impact operating performance, and removes the effect of our capital structure (primarily interest expense), asset base (primarily depreciation and amortization), items outside our control (primarily income taxes) and the volatility related to the timing and extent of other activities such as asset impairments and non-core income and expenses. Accordingly, we believe that this measure is useful for comparing general operating performance from period to period. In addition, we use various EBITDA-based measures in determining the achievement of awards under certain of our incentive compensation programs. Other companies may define Adjusted EBITDA differently and, as a result, our measure may not be directly comparable to measures of other companies. In addition, Adjusted EBITDA may be defined differently for purposes of covenants contained in our revolving credit facility or any future facility.

Although we use the Adjusted EBITDA measure to assess the performance of our business, the use of the measure is limited because it does not include certain material expenses, such as interest and taxes, necessary to operate our business. Adjusted EBITDA should be considered in addition to, and not as a substitute for, GAAP net income as a measure of performance. Our presentation of this measure should not be construed as an indication that our future results will be unaffected by unusual or non-recurring items. This measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, this measure is not intended as an alternative to net income as an indicator of our operating performance, as an alternative to any other measure of performance in conformity with GAAP or as an alternative to cash flow provided by operating activities as a measure of liquidity. You should therefore not place undue reliance on this measure or ratios calculated using this measure.

We also believe the Adjusted Net Income measure is useful to investors and us as a measure of comparative operating performance from period to period as it measures our changes in pricing decisions, cost controls and other factors that impact operating performance, and removes the effect of certain non-core items such as discontinued operations, acquisition related expenses, amortization expense, the tax impact of these certain non-core items, and the volatility related to the timing and extent of other activities such as asset impairments and non-core income and expenses. To make the financial presentation more consistent with other public building products companies, beginning in the fourth quarter 2016 we included an addback for non-cash amortization expense related to acquisitions. Accordingly, we believe that this measure is useful for comparing general operating performance from period to period. Other companies may define Adjusted Net Income differently and, as a result, our measure may not be directly comparable to measures of other companies. In addition, Adjusted Net Income may be defined differently for purposes of covenants contained in our revolving credit facility or any future facility.

The table below reconciles Adjusted Net Income to the most directly comparable GAAP financial measure, net income, for the periods presented therein.

Per share figures may reflect rounding adjustments and consequently totals may not appear to sum.

INSTALLED BUILDING PRODUCTS, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

ADJUSTED NET INCOME CALCULATIONS

(unaudited, in thousands, except share and per share amounts)

	Three months ended March 31,
	2019	2018
Net income, as reported	$8,834	$6,394

Adjustments for adjusted net income:

Share based compensation expense	1,938	2,240

Acquisition related expenses	588	516

Financial Wellness Program [1]	-	604

Branch start-up costs [2]	261	278

Amortization expense [3]	5,888	7,128

Tax impact of adjusted items at normalized tax rate [4]	(2,256)	(2,799)

Adjusted net income	$15,253	$14,361

Weighted average shares outstanding (diluted)	29,806,653	31,772,581

Diluted net income per share, as reported	$0.30	$0.20

Adjustments for adjusted net income, net of tax impact, per diluted share [5]	$0.21	0.25

Diluted adjusted net income per share	$0.51	$0.45

1 Employer match upon completion of the program, net of waived executive bonuses

2 Addback of costs related to organic branch expansion for Alpha locations

3 Addback of all non-cash amortization resulting from business combinations

4 Normalized effective tax rate of 26% applied to both periods represented

5 Includes adjustments related to the items noted above, net of tax

INSTALLED BUILDING PRODUCTS, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

ADJUSTED GROSS PROFIT CALCULATIONS

(unaudited, in thousands)

	Three months ended March 31,
	2019	2018
Gross profit	$89,438	$79,976
Share based compensation expense	78	475
Financial Wellness Program [1]	-	711
Branch start-up costs	261	278

Adjusted gross profit	$89,777	$81,440

Adjusted gross profit - % Total Revenue	26.2%	27.0%

[1]	Employer match upon completion of the program, partially offset by waived executive bonuses (see below Adjusted Selling & Administrative)

INSTALLED BUILDING PRODUCTS, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

ADJUSTED SELLING AND ADMINISTRATIVE EXPENSE CALCULATIONS

(unaudited, in thousands)

	Three months ended March 31,
	2019	2018
Selling expense	$17,130	$15,846
Administrative expense	48,431	44,203

Selling and Administrative	$65,561	$60,049

Share based compensation expense	1,860	1,765
Acquisition related expenses	588	516
Financial Wellness Program [1]	-	(107)

Adjusted Selling and Administrative	$63,113	$57,875

Adj. Selling and Administrative - % Total Revenue	18.4%	19.2%

1 Employer match upon completion of the program, net of waived executive bonuses

The table below reconciles Adjusted EBITDA to the most directly comparable GAAP financial measure, net income, for the periods presented therein.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

ADJUSTED EBITDA CALCULATIONS

(unaudited, in thousands)

	Three months ended March 31,
	2019	2018
Adjusted EBITDA:

Net income (GAAP)	$8,834	$6,394
Interest expense	5,676	4,040
Provision for income taxes	3,354	2,243
Depreciation and amortization	15,000	15,106

EBITDA	32,864	27,783

Acquisition related expenses	588	516
Share based compensation expense	1,938	2,240
Financial Wellness Program	-	604
Branch start-up costs	261	278

Adjusted EBITDA	$35,651	$31,421

Adjusted EBITDA margin	10.4%	10.4%

INSTALLED BUILDING PRODUCTS, INC.

SUPPLEMENTARY TABLE

(unaudited)

	Three months ended March 31,
	2019	2018
Period-over-period Growth
Sales Growth	13.4%	18.0%
Same Branch Sales Growth	7.4%	11.3%

Single-Family Sales Growth	14.4%	21.9%
Single-Family Same Branch Sales Growth	6.5%	12.6%

Residential Sales Growth	13.8%	19.3%
Residential Same Branch Sales Growth	7.0%	11.3%

U.S. Housing Market[1]
Total Completions Growth	5.7%	9.0%
Single-Family Completions Growth	4.2%	10.6%

Same Branch Sales Growth [2]
Volume Growth	3.4%	7.3%
Price/Mix Growth	4.1%	3.6%
Alpha Sales Growth	6.6%	13.5%

1 U.S. Census Bureau data, as revised

2 Same branch volume and price/mix growth excludes Alpha sales growth

INSTALLED BUILDING PRODUCTS, INC.

INCREMENTAL REVENUE AND ADJUSTED EBITDA MARGINS

(unaudited, in thousands)

	Three months ended March 31,
	2019	% Total	2018	% Total
Revenue Increase
Same Branch	$22,294	55.2%	$28,796	62.5%
Acquired	18,113	44.8%	17,263	37.5%

Total	$40,407	100.0%	$46,059	100.0%

		Adj EBITDA		Adj EBITDA
		Contribution		Contribution
Adjusted EBITDA
Same Branch	$2,346	10.5%	$3,634	12.6%
Acquired	1,884	10.4%	1,469	8.5%

Total	$4,230	10.5%	$5,103	11.1%

Source: Installed Building Products, Inc.

Contact Information:

Investor Relations:

614-221-9944

investorrelations@installed.net